China Direct Industries in Letter of Intent to Acquire Additional Magnesium Production Facilities

Company Intends to Sell Its Stake in Pan Asia Subsidiary in an Effort to Focus Its IMG Branded Operations with Key Chinese Partner

Deerfield Beach, Fla., October 5, 2009 – China Direct Industries, Inc. (“China Direct Industries”) (NASDAQ: CDII), a U.S. owned, rapidly growing holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today that it has entered into a letter of intent with Taiyuan Yiwei Magnesium Group, LTD. (“Yiwei Magnesium”), an entity controlled by Yuwei Huang, an executive vice president and member of the China Direct Industries Board of Directors, to acquire certain additional facilities owned by Yiwei Magnesium.  In addition, China Direct Industries will seek to acquire the minority interest in its Chang Magnesium, Golden Magnesium and Baotou Changxin Magnesium subsidiaries from Yiwei Magesium.  In an effort to focus its magnesium production efforts with its key Chinese partner, the company also intends to sell its majority interest in its Pan Asia subsidiary.  The company has begun preliminary discussions with several potential buyers and will account for the subsidiary as discontinued operations until such time as a sale is completed.

The non binding letter of intent entered into between China Direct Industries and Yiwei Magnesium contemplates the creation of what China Direct Industries believes will be the largest producer and distributer of pure magnesium and related products in the world.  In addition to the acquisition of the minority stake in China Direct Industries magnesium subsidiaries owned by Yiwei Magnesium, China Direct Industries is seeking to acquire up to five additional magnesium facilities from Yiwei Magnesium.  These new facilities have an annual production capacity of a total of 40,000 metric tons of pure magnesium ingots, 10,000 metric tons of magnesium powder, and 10,000 metric tons of magnesium alloy.

Upon completion of the proposed acquisitions and sale of its Pan Asia subsidiary, management estimates it will have a total annual production capacity of approximately 100,000 metric tons of pure magnesium and 20,000 metric tons of other magnesium related products in addition to its distribution capabilities.  This will also place all of China Direct Industries’ magnesium holdings branded as IMG under the centralized management of Yuwei Huang.

The finalization of the proposed acquisitions is subject to completion of all necessary due diligence, execution of definitive agreements, financing, and China Direct Industry’s board of directors approval. While there is no timetable for completion of the transaction, both parties have agreed to work expeditiously to reach a conclusion.

Commenting on this strategy, Dr. James Wang, Chairman and CEO of China Direct Industries stated, “As our company moves into the consolidation phase of its growth plan in our magnesium segment, we are confident that this industry has a bright future and now is the time to position ourselves as the definitive industry leader and create a platform for stability and expansion for the years to come.  It is also equally important to have a clear and unified vision within our organization.  The steps we are taking now will enable our core magnesium holdings to be under the centralized direction of Chairman Huang, one of the most experienced industry veterans.  We are more excited than ever to take on this bold initiative and make our IMG brand known as the only U.S. publicly held source for large quantities of high quality magnesium products.”

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ: CDII), is a U.S. owned, rapidly growing holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 10 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding, our ability to raise additional capital and close on our planned acquisition of additional magnesium production facilities, our ability to position ourselves as a leading global supplier of pure magnesium and our ability to monetize our investment in our magnesium segment.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our reports on Form 10-Q.

Contact Information:

For the Company:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net